Exhibit 10.2

STOCK REPURCHASE AGREEMENT

This STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into by and between ONEMETA INC., a Nevada corporation (the “Company”), and ROWLAND W. DAY II and JAIMIE D. DAY FAMILY TRUST U/D/T APRIL 13, 1990 (the “Seller”) as of October 31, 2025.

RECITALS

WHEREAS, the Seller currently holds 2,442,800 shares of the common stock, par value $0.001 per share (“Common Stock”) of the Company and (ii) 4,309,710 shares of Series B-1 Preferred Stock, par value $0.001 per share (“Series B-1 Preferred Stock”) of the Company.

WHEREAS, the Seller desires to sell, and the Company desires to repurchase from the Seller, 307,647 of the shares of Common Stock held by Seller (the “Common Shares”) and 4,309,710 shares of the Company’s Series B-1 Preferred Stock (the “Preferred Shares”) held by Seller (collectively, the “Shares”) on the terms and subject to the conditions set forth in this Agreement (each, a “Repurchase”).

NOW, THEREFORE, in consideration of the premises and the promises, covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

AGREEMENT

SECTION 1. REPURCHASE OF SHARES.

1.1 Repurchase. At any time on or before March 27, 2026 (the “Target Date”), the Company agrees to purchase the Common Shares and the Preferred Shares in one or more Closings (as defined below), from the Seller, and the Seller hereby agrees to sell, assign and transfer to the Company, all of the Seller’s right, title and interest in and to the Common Shares and Preferred Shares being repurchased by the Company for a purchase price equal to (i)(A) $0.055 for each Common Share purchased on or before December 15, 2025 and (B) $0.06 for each Common Share purchased after December 15, 2025 and by March 27, 2026 and (ii)(A) $0.605 for each Preferred Share purchased on or before December 15, 2025 and (B) $0.66 for each Preferred Share purchased after December 15, 2025 and by March 27, 2026 (the “Purchase Price”). At each Closing (as defined in Section 1.2 below), Seller shall deliver am executed Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit A for the Common Shares and/or Preferred Shares being purchased at such Closing (the “Stock Assignment”) and delivering the Stock Assignment to the Company, as well as any stock certificate representing the Common Shares and/or or Preferred Shares, as applicable being sold to the Company. At each Closing, the Company shall cancel such stock certificate for Common Shares and/or Preferred Shares being repurchased as such Closing. The Purchase Price for each of the Common Shares and/or Preferred Shares being purchased by the Company at each Closing shall be paid to the Seller by wire transfer to an account or accounts as designated by the Seller. Following the Repurchase of the Common Shares and Preferred Shares pursuant to this Agreement, Seller shall own 2,135,153 shares of Common Stock and will not own any shares of Series B-1 Preferred Stock. The Target Date may be extended by mutual written consent of the Company and Seller on or before the Target Date.

1.2 Closing. The closing of each Repurchase shall take place remotely via the exchange of documents within two (2) days of the Company’s notice to Seller of its intention to purchase all or some of the Common Shares and/or Preferred Shares (each a “Closing”).

1.3 Termination of Rights as a Stockholder. Upon payment of the Purchase Price, the Common Shares and/or Preferred Shares, such Common Shares and/or Preferred Share shall automatically be cancelled and cease to be outstanding for any and all purposes, and the Seller shall no longer have any rights as a holder of such Common Shares and/or Preferred Shares repurchased under this Agreement, including any rights that the Seller may have had under the Company’s Articles of Incorporation, as may be amended from time to time, or otherwise.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER.

In connection with the transactions provided for hereby, the Seller represents and warrants to the Company as follows:

2.1 Ownership of Shares. The Seller has good and marketable right, title and interest (legal and beneficial) in and to the Common Shares and Preferred Shares held by the Seller, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Common Shares and/or Preferred Shares in accordance with this Agreement, the Company will acquire good and marketable title to such Common Shares and/or Preferred Shares, as applicable, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. The Seller is not entitled to receive any other payments from the Company related to or on behalf of the Common Shares and/or Preferred Shares other than the payment of the Purchase Price.

2.2 Authorization. The Seller has all necessary power and authority to execute, deliver and perform the Seller’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Common Shares and/or Preferred Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Seller.

2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Seller of, or constitute a default by the Seller under, any agreement, instrument, decree, judgment or order to which the Seller is a party or by which the Seller may be bound. The Seller has received all consents or waivers necessary to transfer the Common Shares and/or Preferred Shares being sold by the Seller to the Company and such transfer is not subject to any right of notice, first refusal, preemptive, tag-along or other comparable obligations or restrictions.

2.4 Receipt of Information. The Seller acknowledges that it (i) has made the decision to sell the Common Shares and Preferred Shares voluntarily and without inducement by the Company, (ii) has undertaken a thorough evaluation of the transactions contemplated hereby, (iii) is an informed and sophisticated person and (iv) has had an opportunity to consult with legal and financial experts regarding the transactions contemplated hereby. The Seller acknowledges that neither the Company nor any of its directors, officers, employees or agents have made any representations or warranties to the Seller relating to the Company, its business, financial performance or prospects, and the Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Company from any and all actions, causes of actions, suits, debts, dues, sums of money, accounts, claims, demands, damages, attorneys’ fees, costs and expenses of suit, obligations, liabilities and judgments of whatever kind or nature, known or unknown, disclosed or undisclosed, now existing or which may develop in the future, in law or equity, which the Seller ever had, now has, or which the Seller hereafter can, shall or may have, arising out of or relating to the transactions contemplated hereunder, other than the obligations of the Company to pay the Purchase Price.

2.5 No Continuing Rights. The Seller acknowledges that the applicable Purchase Price represents the entire consideration to be paid for the Common Shares and Preferred Shares held by the Seller and that, after a Closing, the Seller shall have no further rights with respect to such Common Shares and/or Preferred Shares (other than the right to receive the applicable Purchase Price).

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2.6 No Future Participation. The Seller acknowledges that it will have no future participation in any Company gains, losses, profits or distributions with respect to the Common Shares and the Preferred Shares. If the Common Shares and/or Preferred Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, the Seller acknowledges that the Seller is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Common Shares and/or Preferred Shares.

2.7 Tax Matters. The Seller has had an opportunity to review with the Seller’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Seller is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Seller understands that the Seller (and not the Company) shall be responsible for any Seller’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY.

Company hereby represents and warrants to the Seller as follows:

3.1 Authorization. The Company has all necessary power and authority to execute and perform its obligations under this agreement. The board of directors by written unanimous resolution has approved the purchase of the Common and the Preferred Shares from Seller.

3.2 Tax Matters. Company has had an opportunity to review with Company’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. Company is relying solely on such advisers and not on any statements or representations of the Seller. Company understands that the Company (and not the Seller) shall be responsible for any Company tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

3.3 No Conflict. Company is in full compliance with all federal, state, and local laws for the repurchase of Seller’s Common and Preferred Shares. Company has received all permits and waivers for the purchase of Seller’s Common Shares and Preferred Shares and such purchase is not subject to any permit, notice, or obligation including compliance with federal, state, or local law.

SECTION 4. SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 5. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, not including the choice-of-law provisions thereof.

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SECTION 6. ENTIRE AGREEMENT.

This Agreement, together with the Confidential Settlement Agreement and General Release being executed by the Company and Seller concurrently herewith, contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 7. AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company and (b) the Seller.

SECTION 8. FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 9. TAX OBLIGATIONS.

Company and Seller shall each be solely responsible for paying any and all taxes and any related penalties, fines and interest that may be assessed against each one of them arising out of or related to the transactions contemplated hereby (collectively, the “Tax Obligations”). The Company and Seller shall indemnify and hold each other harmless from and against the Tax Obligations and all cost, expense, liability and loss (including, without limitation, reasonable attorneys’ fees, judgments, fines excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Company or the Seller in connection with the Tax Obligations, including, without limitation, the cost of defending itself in any suit or proceeding, whether civil, criminal, administrative or investigative in connection with the Tax Obligations or in connection from any federal, state, or local governmental agency or quasi-agency in connection with the Repurchase.

SECTION 10. SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 11. SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 12. NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile or electronic mail, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 12).

SECTION 13. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 14. CONFIDENTIALITY OF AGREEMENT.

The Seller agrees that it will not disclose to others the existence or terms of this Agreement, except that Seller may disclose such information to its spouse, attorney or tax adviser if such individuals and/or entities agree that they will not disclose to others the existence or terms of this Agreement, to the extent allowed under the law.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:

ONEMETA INC

By:
Name:	Saul Leal
Title:	Chief Executive Officer

In Witness Whereof, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

SELLER:

ROWLAND W. DAY II AND JAIMIE D. DAY FAMILY TRUST U/D/T APRIL 13, 1990

By:
Name:	Rowland W. Day II, TRUSTEE
Title:	Trustee

EXHIBIT A

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, the undersigned hereby sells, assigns and transfers unto ONEMETA, INC., a Delaware corporation (the “Company”) __________ shares of the Common Stock of the Company and ________ shares of the [Series B-1 Preferred Stock][Common Stock] of the Company, standing in the undersigned’s name on the books of the Company and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution in the premises, to transfer said stock on the books of the Company.

ROWLAND W. DAY II AND JAIMIE D. DAY FAMILY TRUST U/D/T APRIL 13, 1990

By:
Name:	Rowland W. Day II
Title:	Trustee